CONSENT OF JORDAN, PATKE & ASSOCIATES, LTD.

We hereby consent to the reference in this registration statement of our report dated November 18, 2008 on the financial statements of Providence Select Fund, Limited Partnership for the three and nine months ended September 30, 2008 and 2007 and of our report dated March 30, 2008 on the financial statements of Providence Select Fund, Limited Partnership for the years ended December 31, 2007, 2006 and 2005, and for the cumulative period from May 16, 2003 (date of inception) through December 31, 2007, and of our report dated June 9, 2008 on the financial statements of White
Oak Financial services, Inc. for the years ended December 31, 2007, 2006 and 2005, and for the cumulative period from April 21, 2003 (date of inception) through December 31, 2007, and to the use of our name appearing herein and elsewhere in the registration statement and are included in reliance upon our authority as experts in accounting and auditing.


					Jordan, Patke & Associates, Ltd.


					/s/ Jordan, Patke & Associates, Ltd.

February 24, 2009
Lincolnshire, Illinois